Exhibit 99.1

press release        corescientific.com

Core Scientific Announces New Contract with CoreWeave
for Delivery of Approximately 70 MW of Additional Infrastructure to Host High-Performance Computing Operations

Marks Another Meaningful Step in Execution of Portfolio Diversification Strategy

Increases Total Owned and Contracted Infrastructure Allocated for HPC Hosting to Approximately 270 MW

AUSTIN, Texas, June 25, 2024 – Core Scientific, Inc. (NASDAQ: CORZ) (“Core Scientific” or the “Company”), one of the largest owners and operators of high-powered digital infrastructure for bitcoin mining and hosting services in North America, today announced that CoreWeave, the AI Hyperscaler, has exercised its first option to contract for additional infrastructure under the terms of its previously announced 200 megawatt (“MW”), 12-year high-performance computing (“HPC”) hosting contracts entered into with CoreWeave on June 3, 2024.

Under the terms of today’s announced agreement, Core Scientific will modify a total of 100 MW of its owned infrastructure to deliver approximately 70 MW to host CoreWeave’s NVIDIA GPUs for HPC operations. Site modifications are expected to begin in the second half of 2024, with operational status anticipated in the second half of 2025. This new 12-year HPC hosting contract will further increase Core Scientific’s exposure to contracted, multi-year, dollar-denominated revenue. From revenue to gross margin, the new contract with CoreWeave is expected to enhance earnings power and drive shareholder value, adding an additional $1.225 billion in projected cumulative revenue over the 12-year contract timeline to the more than $3.5 billion in projected cumulative revenue associated with previously announced contracts with CoreWeave.11

“We are excited to build on our momentum and expand the scope of our HPC hosting business with significant additional infrastructure,” said Adam Sullivan, Core Scientific’s Chief Executive Officer. “The world is changing, and many data centers built in the last 20 years are not suitable to support future computing requirements. Core Scientific is well positioned to design for the future and build application-specific data centers (ASDCs), which are designed to support much higher rack energy densities across large footprints. Our ASDCs will serve clients such as CoreWeave as they deploy next generation chips with higher densities at scale. We are a hosting provider of choice to our clients because we own our flexible, high-power infrastructure and have a team of highly experienced data center experts who can execute and build rapidly and effectively.”

“As demonstrated by our Austin data center, which we delivered to CoreWeave more than 30 days ahead of schedule, we intend to continue to transform and expand our hosting business and our earnings power as we provide valuable capacity to the dynamic and exciting world of AI
1 Represents total cumulative revenue over all 12-year contract periods, before prepaid build out costs.
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        Core Scientific June HPC Option Release - 2
compute during this transformative time for the industry. We also intend to reinforce our strong bitcoin mining franchise to capitalize on bitcoin’s upside potential,” Mr. Sullivan added.

Consistent with the terms of the agreements with CoreWeave previously announced on June 3, 2024, all capital investments required to modify Core Scientific’s existing infrastructure into cutting-edge, application-specific data centers customized for dense HPC will be funded by CoreWeave. An estimated $105 million of the capital investments associated with the additional contract will be credited against hosting payments at no more than 50% of monthly fees until fully repaid. The new agreement with CoreWeave also provides opportunities for two renewal terms of five years each.

Building on the previously announced 200 MW of infrastructure for HPC hosting, the agreement announced today will position Core Scientific to provide approximately 270 MW of HPC infrastructure to CoreWeave by the second half of 2025. CoreWeave retains optionality for further expansion with an additional approximately 230 MW of infrastructure for HPC hosting at other Core Scientific sites, which if exercised would place Core Scientific among the largest data center operators in the United States.

With its total of 1.2 gigawatts of contracted power, Core Scientific is able to deliver a total of nearly 500 MW of infrastructure for HPC hosting to be used for alternative compute workloads based on geographic proximity to major cities and fiber lines.2

Additional Information

To learn more about Core Scientific’s HPC expertise and compelling market opportunity, view the Company’s June 2024 Investor and Analyst Day presentation here and access the accompanying audio webcast here.

About Core Scientific

Core Scientific is one of the largest owners and operators of high-powered digital infrastructure for bitcoin mining and hosting services in North America. Transforming energy into high value compute with superior efficiency at scale, we employ our own large fleet of computers (“miners”) to earn bitcoin for our own account and provide hosting services for large bitcoin mining and high-performance computing customers at our eight operational data centers in Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (3). We derive the majority of our revenue from earning bitcoin for our own account (“self-mining”). To learn more, visit www.corescientific.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “opportunity,” “goal,” “intend,”
2 500 MW of infrastructure for HPC hosting represents 700 MW of gross infrastructure
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        Core Scientific June HPC Option Release - 3
“will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “potential,” “hope” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements include, but are not limited, statements regarding potential benefits of or expectations regarding the strategic relationship, agreements and contemplated transactions with CoreWeave, impacts on the Company’s revenue, financial and other operating results, completion and timing of certain events, impacts on the Company’s trading multiple and ability to deliver shareholder value, the Company’s intention and ability to capitalize on additional or related opportunities, and the Company’s plans, objectives, expectations and intentions. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include, but are not limited to, unanticipated difficulties or expenditures relating to the strategic relationship, agreements and contemplated transactions with CoreWeave; the possibility that the anticipated revenue, financial and other operational benefits of the strategic relationship, agreements and contemplated transactions and additional opportunities are not realized when expected or at all; disruptions of current plans and operations caused by the announcement and execution of the strategic relationship, agreements and contemplated transactions; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business, regulatory or employee relationships, including those resulting from the announcement or execution of the strategic relationship, agreements and contemplated transactions; unexpected risks or the materialization of risks that are greater than anticipated; unavailability of expected power or materially adverse changes in the terms associated with available power; occurrence of any event, change or other circumstance that could give rise to the termination of the contracts with CoreWeave; delays in required approvals; the availability of government incentives; and legal proceedings, judgments or settlements in connection with the strategic relationship, agreements and contemplated transactions, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the Securities and Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company does not assume any duty or obligation (and does not undertake) to update or supplement any forward-looking statements.

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        Core Scientific June HPC Option Release - 4

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Contacts

Investors:

ir@corescientific.com

Media:

press@corescientific.com

Joseph Sala / Mahmoud Siddig
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
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